Exhibit 99.1

Company Contact: Kevin D. Clark, CEO, COO & President 305-324-2300

FOR IMMEDIATE RELEASE

IVAX DIAGNOSTICS ANNOUNCES ENTRY INTO

STOCK PURCHASE AGREEMENT TO IMPROVE CASH POSITION

-- Agreement Provides for Investment of at Least $15 Million in IVAX Diagnostics --

MIAMI — (BUSINESS WIRE) — April 8, 2011 — IVAX Diagnostics, Inc. (NYSE Amex: IVD), a fully integrated in vitro diagnostics company, announced today that it has entered into a stock purchase agreement with ERBA Diagnostics Mannheim GmbH pursuant to which IVAX Diagnostics has agreed to sell and issue to ERBA Diagnostics Mannheim 20,000,000 shares of IVAX Diagnostics’ common stock at a purchase price of $0.75 per share for an aggregate purchase price of $15,000,000 and warrants to purchase an additional 20,000,000 shares of IVAX Diagnostics’ common stock.

Without giving effect to the investment contemplated by the stock purchase agreement, ERBA Diagnostics Mannheim currently beneficially owns, directly or indirectly, approximately 72.5% of the issued and outstanding shares of IVAX Diagnostics’ common stock. The stock purchase agreement and this investment were approved by a committee of IVAX Diagnostics’ Board of Directors composed solely of independent directors who together comprise a majority of IVAX Diagnostics’ Board of Directors.

A summary of the material terms of this investment is provided below.

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Price per Share for Purchase of Common Stock.  The shares of IVAX Diagnostics’ common stock to be issued and purchased in this investment will be issued at a price of $0.75 per share, which per share purchase price constitutes a premium of 14% above the average closing price of a share of IVAX Diagnostics’ common stock on the NYSE Amex during the five trading days immediately prior to the date on which this investment was approved and publicly announced.

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Timing of Purchase of Common Stock.  The shares of IVAX Diagnostics’ common stock to be issued and purchased in this investment will be issued and purchased in three approximately equal installments during the one-year period beginning with the initial consummation of this investment, as follows:  (i) 6,666,667 shares of IVAX Diagnostics’ common stock for an aggregate purchase price of $5,000,000, upon the initial consummation of this investment; (ii) 6,666,667 shares of

IVAX Diagnostics’ common stock for an aggregate purchase price of $5,000,000, on or prior to the date which is six months after such initial consummation of this investment; and (iii) 6,666,666 shares of IVAX Diagnostics’ common stock for an aggregate purchase price of $5,000,000, on or prior to the date which is one year after such initial consummation of this investment.

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Exercise Price per Share for Warrants.  The warrants to be issued in this investment will have a five-year term and will have an exercise price per share equal to $0.75, which exercise price per share constitutes a premium of 14% above the average closing price of a share of IVAX Diagnostics’ common stock on the NYSE Amex during the five trading days immediately prior to the date on which this investment was approved and publicly announced.

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Restricted Securities.  The shares of IVAX Diagnostics’ common stock, and the warrants to purchase additional shares of IVAX Diagnostics’ common stock, to be issued and purchased in this investment, and the shares of IVAX Diagnostics’ common stock issuable upon exercise of the warrants, will be issued in a transaction not involving any public offering and will not be registered under the Securities Act of 1933, as amended, and, accordingly, will be deemed “restricted securities” under Rule 144 promulgated under the Securities Act of 1933, as amended.

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No Registration Rights.  IVAX Diagnostics has not granted, and does not intend to grant during the two-year lock-up period described below, any registration rights to ERBA Diagnostics Mannheim with respect to the shares of IVAX Diagnostics’ common stock, or the warrants to purchase additional shares of IVAX Diagnostics’ common stock, to be issued and purchased in this investment, or the shares of IVAX Diagnostics’ common stock issuable upon exercise of the warrants.

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Lock-Up.  ERBA Diagnostics Mannheim has agreed that the shares of IVAX Diagnostics’ common stock to be issued and purchased in this investment will be subject to a lock-up for a period of two years after the date on which such shares were issued and purchased in this investment, during which time such shares may not be sold, subject to certain limited exceptions. ERBA Diagnostics Mannheim has also agreed that the warrants to be issued and purchased in this investment, and the shares of IVAX Diagnostics’ common stock issuable upon exercise of the warrants, will be subject to a lock-up for a period of two years after the date on which such warrants were issued in this investment, during which time such warrants and shares issuable upon exercise of the warrants may not be sold, subject to certain limited exceptions.

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Certain Other Terms and Conditions.  The stock purchase agreement contains representations, warranties, conditions, covenants and agreements which IVAX Diagnostics believes are customary for a transaction of the same nature as this investment. Under the stock purchase agreement, this investment is conditioned upon IVAX Diagnostics obtaining all required approvals of its stockholders, including, without limitation, the approval of holders of at least 66-2/3% of the issued and outstanding shares of IVAX Diagnostics’ common stock (excluding any shares beneficially owned, directly or indirectly, by ERBA Diagnostics Mannheim).

Kevin Clark, IVAX Diagnostics’ President, Chief Executive Officer and Chief Operating Officer, stated, “We are excited about our entry into the stock purchase agreement with ERBA Diagnostics Mannheim as we believe that the net proceeds of this investment, whether or not the warrants are exercised, will provide adequate cash resources to fund IVAX Diagnostics’ operations and liquidity needs for the reasonably foreseeable future. IVAX Diagnostics’ cash and cash equivalents totaled approximately $1,800,000 at December 31, 2010 and $4,200,000 at December 31, 2009 and, as we previously announced, IVAX Diagnostics’ audited consolidated financial statements for the year ended December 31, 2010 contained a report from our independent registered public accounting firm that indicates there is substantial doubt about IVAX Diagnostics’ ability to continue as a going concern. We also believe that the investment demonstrates ERBA Diagnostics Mannheim’s strong commitment to IVAX Diagnostics and belief in IVAX Diagnostics’ long-term business plan and prospects. IVAX Diagnostics continues to strive to achieve and sustain profitability from its operations, which we believe will provide the basis for the long-term liquidity of IVAX Diagnostics.”

Mr. Clark continued, “We currently intend to use the net proceeds of this investment for general corporate purposes, including funding the continued growth and development of IVAX Diagnostics’ business and working capital requirements. The availability of the net proceeds of this investment is also expected to put IVAX Diagnostics in a position to be more nimble and prepared for acquisitions and other strategic opportunities; however, we do not currently have any definitive agreements or binding commitments to make any future acquisitions.”

Under the terms of the stock purchase agreement, IVAX Diagnostics is required to promptly file with the Securities and Exchange Commission and mail to its stockholders of record a proxy statement relating to IVAX Diagnostics’ 2011 annual meeting of stockholders, which is scheduled to be held on May 20, 2011 for the purpose of, among other things, approving this investment and certain related matters to be set forth and described in detail in the proxy statement. The closing of this investment and the issuance and delivery of the first installment of shares of IVAX Diagnostics’ common stock and the warrants is expected to occur promptly after such time, if any, as all required stockholder approvals are obtained.

Important Information

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security. The shares of IVAX Diagnostics’ common stock, and the warrants to purchase additional shares of IVAX Diagnostics’ common stock, to be issued and purchased in the investment described herein, and the shares of IVAX Diagnostics’ common stock issuable upon exercise of the warrants are being so issued and purchased pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws.

As described above, in connection with its efforts to obtain stockholder approval of the investment described herein and certain related matters, IVAX Diagnostics will file with the Securities and Exchange Commission and mail to its stockholders of record a proxy statement which will contain information about IVAX Diagnostics, the contemplated investment and the related matters to be voted upon by IVAX Diagnostics’ stockholders at IVAX Diagnostics’ 2011 annual meeting of stockholders. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.

In addition to receiving the proxy statement from IVAX Diagnostics by mail, the proxy statement, as well as other filings containing information about IVAX Diagnostics, may also be obtained, without charge, from the Securities and Exchange Commission’s website at www.sec.gov.

IVAX Diagnostics and its directors and executive officers may be deemed to be participants in the solicitation of proxies.  Information concerning the interests of IVAX Diagnostics’ directors and executive officers in the investment described herein will be set forth in the proxy statement. Other information concerning IVAX Diagnostics and its directors and executive officers is contained in IVAX Diagnostics’ other filings with the Securities and Exchange Commission, including IVAX Diagnostics’ Annual Report on Form 10-K for the year ended December 31, 2010, which was filed with the Securities and Exchange Commission on March 30, 2011.

About IVAX Diagnostics, Inc.

IVAX Diagnostics, Inc. (www.ivaxdiagnostics.com), headquartered in Miami, Florida, is a fully integrated in vitro diagnostics company that develops, manufactures and distributes in the United States and internationally, proprietary diagnostic reagents, test kits and instrumentation, primarily for autoimmune and infectious diseases, through its three subsidiaries: Diamedix Corporation (U.S.), Delta Biologicals S.r.l. (Europe), and ImmunoVision, Inc. (U.S.).

Safe Harbor Statement

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect the business and prospects of IVAX Diagnostics, Inc., including, without limitation: the risk that the investment contemplated by the stock purchase agreement may not be consummated on the contemplated terms, in the time frame anticipated, or at all; the risk that net proceeds of the investment, whether or not the warrants are exercised, may not provide adequate cash resources to fund IVAX Diagnostics’ operations or liquidity needs for the reasonably foreseeable future; the risk that IVAX Diagnostics may not achieve or sustain profitability from its operations or otherwise secure funds to provide the basis for its long-term liquidity; and the risks relating to the use of the net proceeds from the investment, including, among other things, that IVAX Diagnostics has broad discretion in its use of the net proceeds from the investment, and that IVAX Diagnostics may not be successful in identifying or consummating acquisitions or other strategic opportunities and that any identified and consummated acquisition or other strategic opportunity may not result in the benefits anticipated or otherwise improve IVAX Diagnostics’ financial condition, operating results or cash position. In addition, there is no assurance that the warrants will be exercised, in whole or in part, and the decision to exercise the warrants will be made by ERBA Diagnostics Mannheim based upon considerations it deems appropriate, which may include, among other things, the future market price of IVAX Diagnostics’ common stock, which is subject to volatility and a number of other factors, many of which are beyond IVAX Diagnostics’ control. Further, ERBA Diagnostics Mannheim’s interests in deciding whether or not to exercise the warrants may conflict with IVAX Diagnostics’ interests. In addition to the risks and uncertainties set forth above and other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements, investors should consider the economic, competitive, governmental, technological and other risks and uncertainties discussed in IVAX Diagnostics’ filings with the SEC, including, without limitation, the risks and uncertainties discussed under the heading “Risk Factors” in such filings.

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